Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Form S-8 (No. 333-236027 and No. 333-257546) and Form F-3 (No. 333-257200) of our report dated May 13, 2022, relating to the consolidated financial statements of ECMOHO Limited and subsidiaries as of December 31, 2020 and 2021 and for each of the years in the two-year period ended December 31, 2021, which is included in this annual report on Form 20-F.

/s/ Friedman LLP

New York, New York

May 13, 2022